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Exhibit 11   Statement RE: Computation of Per Share Earnings



                                                   Three months ended
                                                       December 31
                                          ------------------------------------
                                                1996                1995
                                          ---------------      ---------------
                                          (000's omitted, except per share data)

Average shares outstanding                         14,293               12,054

Net effect of dilutive stock options                  109                  248
                                          ---------------      ---------------

Totals                                             14,402               12,302
                                          ===============      ===============

Net income                                $        12,968      $        10,063
                                          ===============      ===============

Per share amount                          $          0.90      $          0.82
                                          ===============      ===============